UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 21, 2013

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-69494 (Commission File Number)	13-3025550 (IRS Identification No.)

555 Theodore Fremd Avenue, Rye, NY 10580

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 21, 2013, the Company held its 2013 Annual Meeting of Stockholders at its headquarters in Rye, NY.  The matters listed below were submitted to a vote of the Company's stockholders through the solicitation of proxies, and the proposals are described in detail in the Company's Proxy Statement filed with the SEC on April 29, 2013.  The holders of Common Stock entitled to 79,582,978 votes out of the 87,122,975, eligible to vote as of the record date, were present in person or by proxy, which represented approximately 91% of the outstanding shares.  The results of the stockholder vote are as follows:

Proposal 1: Election of Directors

The following individuals were elected to serve as directors to hold office until the 2014 Annual Meeting of Shareholders or until their successors are elected and qualified.

Director Nominee	For	Withhold
Drury J. Gallagher	73,956,862	305,910
Harry Gilmore	73,916,862	305,910
Nicholas J. Aynilian	73,956,862	305,910
Ian C. Hague	73,956,922	305,850
Lester Caesar	74,177,462	85,310
Van Z. Krikorian	73,916,922	345,850

Proposal 2: Ratification of the Appointment of RBSM, LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2013

Our stockholders ratified the appointment of RBSM, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain
78,945,789	618,250	18,939

Proposal 3: Approval of Executive Compensation

Our stockholders approved Executive Compensation for the Named Executives:

For	Against	Abstain
73,786,265	447,917	28,590

Proposal 4: Frequency of Vote upon Executive Compensation

Our stockholders voted to review Executive Compensation every two years:

One Year	Two Years	Three Years
12,686,058	61,413,691	101,110

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Gold Corporation

Dated: June 26, 2013	By:	/s/ Van Z. Krikorian
Name: Van Z. Krikorian Title: Chairman and Chief Executive Officer